UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2011
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place Charlotte, North Carolina	28277

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 708-6600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Completion of the Sale of Heart Hospital of New Mexico
MedCath Corporation (“MedCath”) announced in May, 2011 it entered into a definitive agreement to sell substantially all of the assets of Heart Hospital of New Mexico (“HHNM”) to Lovelace Health System, Inc. (“Lovelace”) pending regulatory approval and other customary closing conditions. MedCath and its physician partners completed the sale of substantially all the assets of HHNM to Lovelace, effective August 1, 2011. The transaction valued the HHNM’s assets at $119.0 million. The limited liability company that owned HHNM, of which 74.8% is owned by MedCath, will retain its net working capital. MedCath anticipates receiving approximately $62.0 million in net proceeds from the transaction, including its share of Heart Hospital of New Mexico’s cash, and after collection of all accounts receivable, payment of all known liabilities, including taxes, and repayment of inter-company debt owed by HHNM to MedCath, pro-rata minority interest payments and an allocation of additional funds to the limited liability company’s minority partners by MedCath in consideration for such minority partners’ consent to the transaction that was required under the limited liability company’s Operating Agreement as a condition to entering into this transaction. The anticipated net proceeds do not include any reserves for unknown or contingent liabilities retained by Heart Hospital of New Mexico, including without limitation any liability which may arise from the New Mexico ICD investigation.
Completion of the Sale of Arkansas Heart Hospital
MedCath announced in May, 2011 it entered into a definitive agreement to sell its 70.3% ownership interest and management rights in Arkansas Heart Hospital (“AHH”) to AR-MED, LLC (“the Purchaser”), which is majority owned by Dr. Bruce Murphy (“Dr. Murphy”), a physician affiliated with Little Rock Cardiology Clinic, P.A., and a current investor in AHH, pursuant to the terms of an Equity Purchase Agreement dated May 6, 2011 pending customary closing conditions. MedCath completed the sale to AR-MED, LLC, effective August 1, 2011. Purchase terms were based on the hospital’s valuation of $73.0 million plus a percentage of the hospital’s available cash. The transaction is anticipated to net approximately $60.0 million to MedCath after closing costs and taxes. The net amount anticipated to be received by MedCath includes repayment of inter-company debt owed by AHH to MedCath. The Purchaser and Dr. Murphy have agreed to indemnify for liabilities arising from the pre-closing operations of the hospital, including without limitation any liabilities that may arise from the pending ICD investigation.
Item 2.02. Results of Operations and Financial Condition.
Beginning with the fourth quarter of fiscal 2011, which ends December 31, MedCath will account for Heart Hospital of New Mexico and Arkansas Heart Hospital as discontinued operations for current and prior reporting periods. Unaudited ProForma consolidated Statements of Operations for the fiscal years ended September 30, 2009 and 2010, and the three and six months ending March 31, 2010 and 2011 presenting Heart Hospital of New Mexico and Arkansas Heart Hospital as discontinued operations are included as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits

Exhibit 2.1	Asset Purchase Agreement by and between Lovelace Health System, Inc. and Heart Hospital of New Mexico, LLC (incorporated by reference from the Company’s Current Report on Form 8-K filed May 12, 2011).

Exhibit 2.2	Equity Purchase Agreement dated as of May 6, 2011 by and among AR-Med, LLC, Little Rock Cardiology Clinic, P.A., MedCath of Little Rock, L.L.C., MedCath of Arkansas, LLC and MedCath Finance Company, LLC (incorporated by reference from the Company’s Current Report on Form 8-K filed May 12, 2011).

Exhibit 99.1	Unaudited Consolidated Statements of Operations of MedCath Corporation Reflecting Heart Hospital of New Mexico and Arkansas Heart Hospital as a Discontinued Operation for the Fiscal Years Ending September 30, 2009 and 2010 and the Three and Six Month Period Ending March 31, 2010 and 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: August 4, 2011	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement by and between Lovelace Health System, Inc. and Heart Hospital of New Mexico, LLC (incorporated by reference from the Company’s Current Report on Form 8-K filed May 12, 2011).

Exhibit 2.2	Equity Purchase Agreement dated as of May 6, 2011 by and among AR-Med, LLC, Little Rock Cardiology Clinic, P.A., MedCath of Little Rock, L.L.C., MedCath of Arkansas, LLC and MedCath Finance Company, LLC (incorporated by reference from the Company’s Current Report on Form 8-K filed May 12, 2011).

Exhibit 99.1	Unaudited Consolidated Statements of Operations of MedCath Corporation Reflecting Heart Hospital of New Mexico and Arkansas Heart Hospital as a Discontinued Operation for the Fiscal Years Ending September 30, 2009 and 2010 and the Three and Six Month Period Ending March 31, 2010 and 2011.